SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)   May 31, 1996



                  COASTAL PHYSICIAN GROUP, INC.
     (Exact name of registrant as specified in its charter)


DELAWARE                 001-13460                56-1379244
(State or other          (Commission              (IRS Employer
jurisdiction of           File Number)             Identification
incorporation)                                     No.)



2828 CROASDAILE DRIVE, DURHAM, NC                      27705
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number including area code  (919)383-0355


                               N/A
(Former name or former address, if changed since last report)



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ITEM 2. - RESTRUCTURING OF CREDIT AGREEMENTS

On May 29, 1996, Coastal Physician Group, Inc. (the "Company") entered into an amendment to its existing senior credit facility that reduced the borrowing availability thereunder to the outstanding balance of approximately $83 million (the "Restructured Facility"), and also entered into an agreement establishing a new facility (the "Overline Facility") that will provide up to $40 million of additional borrowing availability. These agreements became effective May 31, 1996. The Restructured Facility and the Overline Facility (collectively, the "Facilities"), require total principal payments of $40 million by January 2, 1997, at which time the borrowing availability under the Overline Facility will be reduced to $10 million. The remaining outstanding balances under the Facilities will be due on July 1, 1997. Interest on the Restructured Facility and the Overline Facility will accrue at the agent bank's prime rate plus 1.5% and 2.0%, respectively, and will be paid monthly in arrears. The Overline Facility prohibits borrowings for purposes other than working capital requirements, requires compliance with specific financial covenants and imposes limitations on certain investments, dispositions of assets, additional indebtedness and capital expenditures. Advances under the Facilities are secured by substantially all of the Company's assets, including all of its trade accounts receivable and contract rights, and guaranties from, and a pledge of the common stock of, substantially all of the Company's subsidiaries. The guaranties are further secured by substantially all of the assets of the guarantor subsidiaries. The Company also granted common stock purchase warrants to the lenders entitling them to purchase at par value (over a vesting period) up to 1,254,509 shares (subject to adjustment for certain dilutive events) of the Company's common stock. Warrants to purchase 125,451 shares are fully vested. The remaining warrants do not vest and will be canceled if the Company repays specified principal amounts by certain dates.

ITEM 7.(c) - EXHIBITS

Exhibit 2.1         Third  Amendment and Limited Waiver to Credit
                    Agreement, dated as of May 29, 1996

Exhibit 2.2         Secured Overline Credit Agreement dated as of
                    May 29, 1996

Exhibit 2.3         Form  of Warrant to Purchase Common Stock  at
                    $.01 Per Share

Exhibit 2.4         Security Agreement, dated as of May 29, 1996
Exhibit 2.5 Amended and Restated Pledge Agreement, dated as of May 29, 1996

Exhibit 2.6         Form  of  Amended  and Restated  Subsidiaries
                    Pledge Agreement, dated as of May 29, 1996

Exhibit 2.7         Form   of   Amended  and  Restated   Guaranty
                    Agreement, dated as of May 29, 1996

Exhibit 2.8         Form   of  Subsidiaries  Security  Agreement,
                    dated as of May 29, 1996




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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COASTAL PHYSICIAN GROUP, INC.
                                   (registrant)


Date:  June 17, 1996               By: /S/ STEPHEN D. CORMAN
                                       Stephen D. Corman
                                        Director, Executive Vice
                                        President and Chief
                                        Financial Officer


Date:  June 17, 1996               By: /S/ TIMOTHY W. TROST
                                       Timothy W. Trost
                                        Vice President, Corporate
                                        Controller and Chief
                                        Accounting Officer


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